UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2017

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 330-796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 2, 2017, The Goodyear Tire & Rubber Company (the “Company”) entered into an underwriting agreement with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriting Agreement”), for the issuance and sale by the Company of $700,000,000 in aggregate principal amount of its 4.875% Senior Notes due 2027 (the “Notes”). The Notes will be guaranteed, jointly and severally, on an unsecured basis, by the Company’s wholly-owned U.S. and Canadian subsidiaries that also guarantee the Company’s obligations under certain of its senior secured credit facilities and senior unsecured notes (the “Subsidiary Guarantors”). The Company registered the offering and sale of the Notes under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-207723). A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K.

The offering of the Notes is expected to close on March 7, 2017. The Notes will be issued pursuant to the Indenture, dated as of August 13, 2010 (the “Base Indenture”), among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (the “Trustee”), as supplemented by the Sixth Supplemental Indenture, dated as of March 7, 2017 (the “Supplemental Indenture”), among the Company, the Subsidiary Guarantors and the Trustee (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”). The Indenture will provide, among other things, that the Notes will be senior unsecured obligations of the Company and will rank equally with all of the Company’s other senior unsecured and unsubordinated debt.

Interest will be payable on the Notes on March 15 and September 15 of each year, beginning on September 15, 2017. The Notes will mature on March 15, 2027. At the Company’s option, it may redeem some or all of the Notes at any time or from time to time prior to their maturity. If the Company elects to redeem the Notes prior to December 15, 2026 (the date that is three months prior to their maturity date), the Company will pay a redemption price equal to the greater of 100% of the principal amount of the Notes redeemed or the sum of the present values of the remaining scheduled payments on the Notes redeemed, discounted using a defined treasury rate plus 50 basis points, plus in either case accrued and unpaid interest to the redemption date, if any. If the Company elects to redeem the Notes on or after December 15, 2026, the Company will pay a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date, if any. The optional redemption provisions will be set forth in the Supplemental Indenture.

The terms of the Indenture, among other things, will limit the ability of the Company and certain of its subsidiaries to (1) incur certain liens, (2) enter into certain sale/leaseback transactions, and (3) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants will be subject to a number of important exceptions and qualifications set forth in the Supplemental Indenture.

The Indenture will provide for customary events of default that will include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of certain covenants or other agreements in the Indenture, defaults in or failure to pay certain other indebtedness or certain judgments, and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable. In addition, if the Company experiences a change of control triggering event, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of purchase.

A copy of the Base Indenture was originally filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 13, 2010. A copy of the Supplemental Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K. The descriptions of the material terms of the Indenture and the Notes are qualified in their entirety by reference to such exhibits.

A news release dated March 2, 2017 announcing the pricing of the offering of the Notes is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

A list of exhibits filed herewith is contained in the exhibit index following the signature page hereto and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Dated: March 7, 2017	By:	/s/ David L. Bialosky
		Name:	David L. Bialosky
		Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

1.1*	Underwriting Agreement, dated as of March 2, 2017, among the Company, the Subsidiary Guarantors party thereto and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

4.1	Indenture, dated as of August 13, 2010, among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 13, 2010).

4.2*	Sixth Supplemental Indenture, dated as of March 7, 2017, among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, N.A., as Trustee.

4.3*	Form of global note for 4.875% Senior Notes due 2027 (set forth as Exhibit 1 to the Sixth Supplemental Indenture attached as Exhibit 4.2 hereto).

5.1*	Opinion of Covington & Burling LLP

5.2*	Opinion of David L. Bialosky, Esq.

5.3*	Opinion of Fasken Martineau DuMoulin LLP

5.4*	Opinion of Squire Patton Boggs (US) LLP

5.5*	Opinion of Taft Stettinius & Hollister LLP

5.6*	Opinion of Cox & Palmer

23.1*	Consent of Covington & Burling LLP (included in Exhibit 5.1)

23.2*	Consent of David L. Bialosky, Esq. (included in Exhibit 5.2)

23.3*	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.3)

23.4*	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.4)

23.5*	Consent of Taft Stettinius & Hollister LLP (included in Exhibit 5.5)

23.6*	Consent of Cox & Palmer (included in Exhibit 5.6)

99.1*	News Release, dated March 2, 2017

*	Filed herewith.